 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 19, 2005

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24269	34-1454529
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12220 El Camino Real, Suite 410, San Diego, California 92130
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (858) 704-5010

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.02 CREATION OF A DIRECT FINANCIAL OBLIGATION.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 19, 2005, Surge Global Energy, Inc. (the “Company”) completed a private placement offering of its common stock and warrants for $1.00 per share to three existing investors and two members of the Company’s board of directors for an aggregate purchase price of $300,000.00. For every two shares of common stock sold pursuant to the private placement offering, each investor received one warrant with an exercise price of $1.60 per share and expiring in 5 years. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The breakdown of the investors and amounts invested are as follows:

Mark Fritz	$100,000
Chet Idziszek	$50,000
Gary Vandergrift	$50,000
Burton Gersh	$50,000
Irving Plaksin	$50,000

In addition, the Company’s Convertible Noteholders have notified the Company in writing of their intent to convert the entire $1,710,000 in Notes under the same terms as the private placement offering described above. The Company has accepted the request of the Convertible Noteholders and has notified the holders that the conversion will be at $1.00 per share plus one half of one warrant with an exercise strike price at $1.60 expiring in 5 years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Securities Purchase Agreement dated July 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.

Date: August 25, 2005	By:	/s/ E. Jamie Schloss
E. Jamie Schloss Chief Financial Officer